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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 18, 2005, with respect to the combined financial statements and schedule of Expedia, Inc. in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-124340) of IAC/InterActiveCorp and related combined Proxy Statement/Prospectus of IAC/InterActive Corp and Ask Jeeves, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
June 2, 2005

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Consent of Independent Registered Public Accounting Firm